EXHIBIT 10.13
PSIWEB INC.
CO-LOCATE SERVICE
SERVICE ORDER FORM

DATE: __________________________________

PURCHASE ORDER NUMBER: _________________
(if required by customer's accounting department)

1. CUSTOMER ADMINISTRATIVE/LEGAL/CONTRACT REPRESENTATIVE: (REQUIRED) Organization/Division: ________________________________________________
         Name/Title: ___________________________________________________________
         Street/P.O. Box/Mail Stop: ____________________________________________
         City: ________________________________________ State: ____  Zip: ______
         Telephone Number: (____) _____________ Fax Number: (____) _____________
         E-mail Address: _______________________________________________________

2.       CUSTOMER TECHNICAL REPRESENTATIVE: (REQUIRED)
         Organization/Division: ________________________________________________
         Name/Title: ___________________________________________________________
         Street/P.O. Box/Mail Stop: ____________________________________________
         City: ________________________________________ State: ____  Zip: ______
         Telephone Number: (____) _____________ Fax Number: (____) _____________
         E-mail Address: _______________________________________________________

3. CO-LOCATE SERVICE LOCATION SITES: (PLEASE INITIAL ONLY ONE) ______ Herndon, Virginia (Metro Washington, D.C.)
         ______ Santa Clara, California (Metro San Francisco)

4.       CO-LOCATE SERVICE LEVELS: (PLEASE INITIAL ONLY ONE)
                                                       Setup Fee     Monthly Fee
                                                      ----------     -----------
         ______ Co-Locate 256 Kbps & Quarter-Rack.....$ 1,000.00.... $ 1,900.00
         ______ Co-Locate 512 Kbps & Quarter-Rack.....$ 1,000.00.... $ 2,100.00
         ______ Co-Locate 1.5 Mbps & Quarter-Rack.....$ 1,000.00.... $ 2,300.00
         ______ Co-Locate 512 Kbps & Half-Rack........$ 2,000.00.... $ 2,300.00
         ______ Co-Locate 1.5 Mbps & Half-Rack........$ 2,000.00.... $ 2,700.00
         ______ Co-Locate 512 Kbps & Full-Rack........$ 3,000.00.... $ 3,200.00
         ______ Co-Locate 1.5 Mbps & Full-Rack........$ 3,000.00.... $ 3,500.00
         ______ Co-Locate 3.0 Mbps & Full-Rack........$ 3,000.00.... $ 3,900.00
         ______ Co-Locate 5.0 Mbps & Full-Rack........$ 3,000.00.... $ 4,600.00
         ______ Co-Locate 10.0 Mbps & Full-Rack.......$ 3,000.00.... $ 6,100.00

Rack Specifications:
QUARTER RACK -
10 U (17.5" in a standard19" rack)
5 AC outlets & 2 Ports -10 Mbps Ethernet

HALF RACK -
20 U (35" in a standard 19" rack)
10 AC outlets & 4 Ports -10 Mbps Ethernet

FULL RACK -
40 U (70" in a standard 19" rack)
20 AC outlets & 8 Ports -10 Mbps Ethernet

        ** CUSTOMERS WILL BE CHARGED FOR THE ACTUAL PHYSICAL SPACE THEIR
                             EQUIPMENT CONSUMES **

PSIWeb Inc. Co-Locate Service Agreement       April 21, 1999         Page 1 of 5

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5.       CUSTOMER-AUTHORIZED PERSONNEL TO ACCESS CO-LOCATE FACILITY: (REQUIRED)

         Name: ___________________________ Title: ______________________________

         Name: ___________________________ Title: ______________________________

         Name: ___________________________ Title: ______________________________

6.       STANDARD FEATURE: DOMAIN NAME REGISTRATION AND DNS SERVICE.
         Customers who require a specialized domain other than a subdomain of the inter.net domain may choose one below. PSIWeb will manage the registration and will provide DNS resolution service for that domain.

         CHECK NO MORE THAN ONE OF THE BOXES BELOW.

         ______ MANAGEMENT AND RESOLUTION SERVICE IS REQUIRED FOR A DOMAIN NAME PREVIOUSLY REGISTERED WITH THE INTERNIC (E.G. PSI.COM, PBS.ORG, ETC.).

         Currently Registered Domain Name: _____________________________________

         o THE INTERNIC WILL BILL YOU DIRECTLY FOR YOUR INTERNIC MAINTENANCE TAXES.

         IS PSINET CURRENTLY PROVIDING DNS FOR THIS DOMAIN NAME? OYES. ONO.

         ______ MANAGEMENT AND RESOLUTION SERVICE IS REQUIRED FOR A NEW DOMAIN NAME NOT PREVIOUSLY REGISTERED WITH THE INTERNIC.

         Preferred Domain Name: __________________ (e.g. acme.com)

         Alternate #1: ___________________________ (e.g. acme1.com)

         Alternate #2: ___________________________ (e.g. acmeinc.com)

         o FOR DOMAIN NAMES NEWLY REGISTERED WITH THE INTERNIC, A REGISTRATION TAX OF $100 IS CHARGED BY THE INTERNIC FOR THE INITIAL REGISTRATION AND FIRST TWO YEARS OF MAINTENANCE FOLLOWED BY A $50.00 PER YEAR MAINTENANCE TAX AFTER THE SECOND YEAR. THE INTERNIC WILL BILL YOU DIRECTLY FOR YOUR INTERNIC REGISTRATION AND MAINTENANCE TAXES. FEES SUBJECT TO CHANGE. SEE http://www.internic.net/fees/facts.html FOR LATEST FEE INFORMATION.

7.       OPTIONAL FEATURE: INTER.NET DOMAIN NAME SERVICE.

         All Customers have the option to be setup with a subdomain name using PSIWeb's 'inter.net' domain. PSIWeb will provide DNS service for this '[Customer]. inter.net' subdomain. In the space provided below the Customer may request the subdomain name. This feature incurs no additional costs to the Customer.

         Preferred Name: ______________________.inter.net (e.g. acme.inter.net)

         o CUSTOMERS MUST SPECIFY ANY DESIRED CAPITALIZATION IN THEIR SUBDOMAIN NAME. PSIWEB WILL NOT ASSIGN TO ANY OTHER CUSTOMER A NAME THAT DIFFERS ONLY IN CAPITALIZATION.

         o CUSTOMER SUBDOMAIN NAMES ASSIGNED ARE EXCLUSIVELY FOR USE IN CONNECTION WITH THE CO-LOCATE SERVICE.

         o THE SUBDOMAIN NAME SELECTED MAY NOT BE ASSIGNED OR RETAINED BY THE CUSTOMER UPON TERMINATION OF THE CO-LOCATE SERVICE.

         o PSIWEB DOES NOT GUARANTEE THAT ANY DESIRED SUBDOMAIN NAME WILL BE ACCEPTED.

         o BECAUSE SUBDOMAINS OF THE ".INTER.NET" DOMAIN ARE OWNED BY PSIWEB , NO SETUP OR ONGOING FEES ARE REQUIRED; HOWEVER, THE SUBDOMAIN WILL REMAIN THE PROPERTY OF PSIWEB BOTH DURING AND AFTER THE CO-LOCATE SERVICE.

PSIWeb Inc. Co-Locate Service Agreement        April 21, 1999        Page 2 of 5

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THIS AGREEMENT is made between PSIWeb Inc.("PSIWeb"), incorporated under the laws of the State of Delaware and having its main offices at 510 Huntmar Park Drive, Herndon, VA 20170, and the party specified above ("Customer").

WHEREAS, Customer desires to obtain from PSIWeb certain connectivity services directly from PSIWeb facilities integrated into the wide-area network architecture of PSINet Inc. ("PSINet"), the global PSINet network being a portion of the Internet; and

WHEREAS, PSIWeb is willing and able to provide such services to Customer;

THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree, intending to be legally bound, as follows:

1. DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement.

         1.1 "CO-LOCATE SITE" shall mean the location of the POP in which Space for Customer's Equipment is made available by PSIWeb.

         1.2 "END USER" shall mean any person enabled, through a data connection over the Internet, to access, use, purchase, download, or otherwise interact with the Content which is located on or distributed by means of the Equipment.

         1.3 "CONTENT" shall mean electronic data, software, programs, or information provided by Customer and made available to End Users by means of the Equipment, which may include, but is not limited to, advertisements, product information, announcements, news, software, services, or electronic exhibitions or games of various types.

         1.4 "EQUIPMENT" shall mean computer, networking, and data communications hardware and software (typically including one or more World-Wide Web servers) owned, located and maintained by Customer in the available Space.

         1.5 "NETWORK" shall mean the TCP/IP-based data communications network (including all hardware, software, telecommunications facilities and equipment) owned and operated by PSINet and PSIWeb through which End Users may access Customer' s Content via the Internet.

         1.6 "OPERATIONS DESK" OR DCOPS shall mean the location within the hosting facility that serves as a gateway to the Customer co-location Space.

         1.6 "POP" shall mean a Network point-of-presence where the Space for the Equipment will be located.

         1.7 "SPACE" shall mean the area within a PSIWeb-controlled cabinet (or "rack") set aside for Customer' s Equipment which is located in the Co-Locate Site.

2. SPACE SPECIFICS.

         2.1 ENVIRONMENT. PSIWeb shall provide environmentally controlled Space within the Co-Locate Site in which to house the Equipment. Normal air conditioning and/or heating service to the Equipment will meet this requirement.

         2.2 POWER REQUIREMENTS. PSIWeb shall provide 20 Ampere singly fused power service 24 hours a day, 7 days a week. PSIWeb will be responsible for the ongoing power usage fees. PSIWeb will inform Customer in advance of any scheduled power outage and the expected duration of the outage. Each rack shall be backed up by PSIWeb with UPS (uninterrupted power supply) and generator as part of the monthly service fee.

         2.3 FULL RACKS, HALF RACKS, & QUARTER RACKS. PSIWeb shall provide Space to house Equipment. A "Full Rack" shall comprise the entire space available in one (1) PSIWeb-owned free-standing cabinet of the total dimensions 24" W x 36" D x 70" H. A "Half Rack" shall comprise one-half the entire space of a Full Rack (24" W x 36 " D x 35" H). A "Quarter Rack" shall comprise of one-quarter the entire space of a Full Rack (24" W x 36" D x 17" H). Customer will specify above, the Co-Locate Site Location and the Rack Space requirement.

         2.4 NETWORK ACCESS SPEEDS. Equipment will be connected to the Network via a 10 / 100 Mbps ethernet connection. Connectivity levels are specified by the Customer on the order form. Available options include: 256 Kbps, 512 Kbps, 1.5 Mbps, 3.0 Mbps, 5.0 Mbps, and 10 Mbps. 10 Mbps ethernet is provisioned as the default ethernet configuration.

         2.5 CUSTOMER ACCESS TO SPACE. PSIWeb shall provide reasonable commercial access to the Space with required PSIWeb escort for individuals designated and authorized by Customer. The names or those individuals whom Customer initially authorizes are set forth above. PSIWeb shall provide access to the Equipment from both the front and rear of the Space on a 24 hour per day, 7 day per week basis, subject to the conditions set forth in this Section. Customer shall give a minimum of one (1) hour advance notice to PSINet' s Network Operations Center in Troy, New York, for access to any Co-Locate Site, whereupon PSIWeb will respond as escort personnel are available but in no event later than 4 hours after notice is given. In emergencies, designated as such by Customer, advance notice may be less than t one (1) hour and PSIWeb will exercise its best efforts to make escort personnel available as soon as possible under the circumstances. The monthly service fee shall include access without payment of a security escort fee for the first seven (7) calendar days after the Actual Startup Date. Thereafter, the monthly service fee shall include access without payment of a security escort fee for up to ten (10) hours per month (such free hours excluding federal or state holidays, Saturdays and Sundays), with a minimum charge of one
                  (1) hour per visit. All visits to the Space by Customer beyond the ten (10) free hours per month shall require and be subject to hourly fees for the necessary PSIWeb personnel to escort Customer. Unused free hours shall not carry over from month to month but must be used in the month in which they accrue. Fees for dispatch of PSIWeb personnel after regular business hours (8 AM to 6 PM in the relevant time zone) will accrue from the time of dispatch, and fees for visits on federal or state holidays, Saturdays and Sundays will accrue from the time of dispatch and be charged at a premium of one-and-one-half times the standard hourly rates of $150.00.

         2.6 LANDLORD REQUESTS. All arrangements requiring coordination with the Co-Locate Site's landlord will be made only through PSIWeb personnel directly.

3. EQUIPMENT SPECIFICS.

         3.1 PROVISION. Customer, or its subcontractors as Customer shall designate in writing, shall at its own expense supply, order, install, configure, troubleshoot, and maintain all Equipment, including cabling and termination devices necessary to support Network access and console access to the Equipment. At Customer' s option and at its own expense, Customer may order an analog phone line from a local telephone company for direct dial remote access to the Equipment, and PSIWeb will provide the necessary cross-connect from its phone closet nearest the Co-Locate Site to the Space.

         3.2 SECURITY. PSIWeb shall not allow its personnel or others on its premises to open the Equipment cabinets. However, PSIWeb provides no user access security or Network access security with respect to any of the Equipment or Content. Customer shall be solely responsible for user access security and Network access security. PSIWeb will reasonably assist in Network security breach detection or identification, but shall not be liable for any inability, failure or mistake in doing so.

         3.3 DOMAIN NAME AND NETWORK NUMBER. Customer shall arrange for the provision of Domain Name Service for any Equipment it desires to be accessible by hostname to End Users over the Internet, or, at its option, Customer may request that PSIWeb provide Domain Name Service ("DNS") only to the extent necessary to provide such access to the Equipment. Customer may use a domain name or subdomain already registered under its business name, or PSIWeb shall apply for and maintain DNS for one (1) new domain name per Co-Locate Site for this purpose, at Customer' s option. Customer shall be solely responsible for the InterNIC registration and maintenance taxes incurred in connection with each new domain name. PSIWeb shall supply to the Customer and route a sufficient number of Classless Inter-Domain Routing (CIDR) host IP addresses from its block of Class A (network 38) addresses to support Network access to the Equipment. CIDR IP addresses are and shall remain the sole and exclusive property of PSIWeb and shall immediately be relinquished by Customer at the termination of this Agreement to allow for reassignment and reuse by PSIWeb. PSIWeb shall not supply or route non-CIDR IP addresses under this Agreement.

PSIWeb Inc. Co-Locate Service Agreement        April 21, 1999        Page 3 of 5

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         3.4 CUSTOMER'S SUPPORT PERSONNEL. PSIWeb is not responsible to Customer for providing, or for any costs or expenses associated with providing, any administrative, technical, emergency or support personnel or services necessary for dealing with PSIWeb or for providing and maintaining Customer's Equipment, Content, and access to the Network. PSIWeb shall provide one or more email lists to which Customer' s authorized personnel may direct questions, issues or concerns regarding the services provided by PSIWeb under the Agreement.

         3.5 EQUIPMENT ACCESS TO NETWORK. Each Full Rack or Half Rack shall have 10 Base-T jacks to connect the Equipment to the Network at the access speed purchased by Customer. Except for such Network access and remote console access provided exclusively for operational purposes under
         Section 3.1, any form of connectivity between the Equipment and any network or transmission medium other than PSINet is prohibited.

         3.6 RISK OF LOSS. Customer shall at all times before, during and after the term of this Agreement bear the entire risk of loss, damage, theft, or destruction of the Equipment or any part thereof, from any and every cause whatsoever.

         3.7 DISCONNECTION. PSIWeb shall retain the right to disconnect the Equipment from its LAN and/or from the Network at any time, provided that PSIWeb provides at least two (2) hours' advance notice to Customer. Advance notice shall not be required, however, for disconnection for Customer' s breach of Sections 4.2, 4.3, or 9.2, or when any delay in disconnection presents a substantial risk of a service outage, or damages to equipment or data belonging to PSINet or PSIWeb or to a third party, or damages to the POP or Co-Locate Site or to any persons or property present therein; provided, however, that PSIWeb will give Customer notice via telephone immediately upon disconnection without advance notice. Customer reserves the right to shut down the Equipment at the Co-Locate Sites in accordance with its emergency operating procedures, with prompt notification to PSIWeb.

         3.8 RELOCATION OF EQUIPMENT. Relocation of the Equipment, if requested by Customer, shall be performed by Customer or its subcontractors at its expense. PSIWeb is not responsible for Network access disruptions caused by Customer' s Equipment relocation requirements.

4. CUSTOMER USE OF SPACE, EQUIPMENT, CONTENT AND NETWORK.

         4.1 OWNERSHIP OF EQUIPMENT AND CONTENT. Customer intends to support the dissemination and use of its Content by End Users through Network access to the Equipment. All interest in and ownership of the Equipment and the Content including, but not limited to, those portions of the Content that are Customer's trade names, trademarks or service marks, are and shall remain the property of Customer.

         4.2 NETWORK USAGE RESTRICTIONS. Customer warrants that Network access, the Equipment, and the Content will not constitute violations of, or be used to violate, any community or Internet policies, practices, or standards, laws or regulations of local, state or federal governments or agencies thereof, or international treaties. Actions such as, but not limited to, misuse of copyrighted materials, misappropriation of trade and other distinguishing marks, and use of the Network, the Equipment, the Content, or any PSIWeb facilities for defamatory, threatening or obscene purposes are prohibited. Any such violations may be grounds for termination of this Agreement upon receipt of written notice to Customer by PSIWeb specifying such violation.

         4.3 NO BACKUP BY PSIWEB. PSIWeb shall not provide or guarantee any data back-up or data storage of Customer's Equipment or Content. Customer is solely responsible for providing any data storage, data back-up and archival history with respect to its Equipment and its Content. At Customer' s request and for an additional fee, PSIWeb personnel will exchange back-up tapes within a Customer-owned tape drive located in the Space.

         4.4 RESPONSIBILITY FOR ITS END USERS. Customer shall be solely responsible for providing customer services, technical support, pricing and service plans, billing and collections, and any and all other services to its End Users, and PSIWeb shall have no obligations whatsoever to End Users under this Agreement.

5. PAYMENTS.

         5.1 PAYMENTS. Customer shall pay monthly service fees to PSIWeb according to the Co-Locate Service Level specified above by Customer, following the Actual Startup Date. Customer agrees to pay such invoice amounts in advance by the first day of each month of service. Customer shall be invoiced for the initial Setup fee as sent forth in the Order Form following the Service Order Date. Customer agrees to pay this Setup fee as due in the invoice.

            5.1.1 SERVICE ORDER DATE. The "Service Order Date" refers to the date PSIWeb receives and processes Customer's complete order, including this executed Agreement and Customer' s DNS and IP address requirements, which results in activity by PSIWeb such as consultation, configuration and physical preparation of the Space.

            5.1.2 ACTUAL STARTUP DATE. The "Actual Startup Date" for each Space shall be three calendar days after the date on which PSIWeb makes available the Space and the "live" 10-Base-T connection to each Space, and notifies the Customer in writing of the availability of that Space for its Equipment and Content.

            5.1.3 ANNIVERSARY DATE. The "Anniversary Date" for each Space shall be the first day of the month following the Actual Startup Date.

            5.1.4 INTERIM BILLING PERIOD. Billing for the interim period between each Actual Startup Date and the Anniversary Date shall be the daily prorata amount times the number of days between these two events plus the Actual Startup Date. This Interim Billing Period amount will be calculated and included on a service fee invoice to the Customer.

         5.2 CUSTOMER CHARGES. Customer is solely responsible for establishing and collecting the charges, if any, for Content and related services it offers to its End Users through the Network and Equipment, and for preparing and mailing invoices to its End Users. Customer remains responsible for payment of the total amounts invoiced it by PSIWeb regardless of whether Customer is paid for Content and related services offered to its End Users.

         5.3 TAXES. Customer shall be liable for and shall reimburse PSIWeb for all taxes and related charges however designated resulting from the transactions contemplated hereby, including federal, state, provincial or local sales or use taxes and excise taxes, imposed in connection with or arising from the provision of services under this Agreement, except for taxes incurred by PSIWeb on its income.

         5.4 LATE PAYMENTS. Invoices not paid by their due date shall be subject to a 1.5% per month interest fee, or the maximum interest allowed by applicable laws, whichever is less, on all past-due balances. In the event PSIWeb incurs additional fees as a result of any collection activity, such as collection agencies or legal fees, Customer shall reimburse PSIWeb for all such fees. In the event Customer shall fail to pay PSIWeb any amount due under this Agreement for a period of thirty
         (30) days after the due date, PSIWeb in addition to charging applicable delinquency fees, may discontinue providing Network access to any or all Equipment by Customer and its End Users upon forty-eight (48) hours prior written notice by overnight courier or certified mail to Customer. PSIWeb shall resume providing Network access to such Equipment immediately upon receipt of such payment, and in such event Customer shall pay PSIWeb a reconnection fee of $750.

6. TERM/EXTENSION/TERMINATION.

         6.1 INITIAL NON-CANCELABLE TERM. This Agreement shall extend from the date first written below until the end of the initial non-cancelable term which shall be one (1) year from the last Anniversary Date.

         6.2 EXTENSION. Unless terminated by either party as provided herein, this Agreement shall automatically renew for successive one-year terms and Customer shall be invoiced for any subsequent monthly service fees as set forth above. Service rendered beyond each term will also be subject to the regular monthly service fees.

         6.3 TERMINATION.

            6.3.1 BY EITHER PARTY.

               6.3.1.1 FOR DEFAULT. Section 6.1 notwithstanding, either party may terminate this Agreement for default by the other party for material breach of the Agreement should such breach not be cured within thirty (30) days of written notice clearly specifying the material breach to the other party, provided however that the opportunity to cure shall not apply to Customer' s material breach of Section 4.2 of this Agreement.

PSIWeb Inc. Co-Locate Service Agreement        April 21, 1999        Page 4 of 6

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               6.3.1.2 END OF TERM. Either party may terminate this Agreement for any reason upon thirty (30) days written notice before the end of either the initial or any subsequent terms.

            6.3.2 BY PSIWEB

               6.3.2.1 FOR NON-PAYMENT. After thirty (30) days of non-payment from the PSIWeb invoice due date, Network access may be disabled and use of the Space revoked by PSIWeb and/or this Agreement terminated, at the sole discretion of PSIWeb. Disablement or termination of this Agreement for non-payment does not relieve Customer of its responsibilities hereunder, including but not limited to the payment of all fees up to the date of disablement or termination and all monthly service fees remaining to the end of the then-current term, should PSIWeb elect not to terminate the Agreement.

               6.3.2.2 FOR TERMINATION OF PSIWEB'S LEASE. Should PSIWeb or the landlord of the Co-Locate Site decide in their sole discretion to terminate the lease of the real property in which the POP and/or Co-Locate Site is situated, PSIWeb may terminate this Agreement upon thirty (30) days written notice.

            6.3.3 REMOVAL OF EQUIPMENT. Customer shall remove all items of Equipment located in the Space within ten (10) days of the date of termination of this Agreement for any reason. In the event the Equipment is not removed, PSIWeb may remove it and retain possession thereof as security for the payment of any sums owed by the Customer under the Agreement. Customer shall not acquire any interest in, nor file any liens upon, the Space or any portion of the Co-Location Site as a result of this Agreement or its termination for any reason.

7. INSURANCE. Customer shall provide proof of insurance prior to installation of Equipment in the Space and maintain such insurance at all times during the initial and any renewal term of this Agreement and during any ten-day removal period pursuant to Subsection 6.3.3 of this Agreement. Proof of insurance shall be provided by delivery of certificates of insurance to PSIWeb showing the following types of insurance, in the following minimum amounts, which insurance shall be issued by companies which have a Best' s Key Rating of at least A-:

         WORKER'S COMPENSATION INSURANCE complying with the law of the state in which each Co-Locate Site to be used by Customer is situated, regardless of whether Customer is required by such law to maintain worker' s compensation insurance, and EMPLOYER'S LIABILITY INSURANCE with the limit of $100,000 per occurrence; and

         OCCURRENCE FORM COMMERCIAL GENERAL LIABILITY INSURANCE including coverage for personal injury, bodily injury, death, contractual liability and broad form property damage, including loss of use of property, occurring in the course of or in any way related to Customer' s operations, in the amount not less than $1,000,000 combined single limit per occurrence; and

         EXCESS OR UMBRELLA LIABILITY COVERAGE with a combined single limit of $1,000,000 per occurrence to be excess of (a) and (b).

         ELECTRONIC ERRORS AND OMISSIONS COVERAGE including coverage for losses attributable to damage, destruction, and/or fraudulent modification of electronic data.

PSIWeb and its landlord for each Co-Locate Site shall not insure or be responsible for any loss or damage to property of any kind owned or leased by the Customer or its employees, servants and agents, including but not limited to the Equipment. Any policy of insurance covering the Equipment against loss or physical damage shall provide that underwriters have given their permission to waive their rights of subrogation against PSIWeb its landlord, and their directors, officers, employees, agents, parents, subsidiaries and affiliates.

PSIWeb except in the case of worker' s compensation insurance, shall be named as an additional insured on the policies required above, and the certificate of insurance for each policy shall be delivered to PSIWeb upon execution of this Agreement. The certificates of insurance shall show that the insurance is prepaid, and in full force and effect and that such insurance shall not be canceled, non-renewed or decreased, during the initial or any renewal term of this Agreement or during any ten-day removal period pursuant to Subsection 6.3.3 of this Agreement, without at least thirty (30) days written notice to PSIWeb. The maintenance of insurance by Customer shall not affect or limit the extent of Customer' s liability under this Agreement.

If PSIWeb' s landlord in any of the Co-Locate Sites in which Customer maintains Equipment has other insurance requirements under its lease, Customer hereby agrees to comply with the landlord' s requirements in addition to the requirements under this Agreement.

8. SERVICE ADJUSTMENTS. If Network access to the Customer' s Equipment is disrupted due to a failure of PSIWeb' s equipment or circuits at the POP within which the Co-Locate Site is situated, except for occurrences due to force majeure as set forth in Section 13.2 hereof, then the following adjustments will be made: AFTER FOUR HOURS, PSIWEB WILL PROVIDE ADDITIONAL SERVICE DAYS TO CUSTOMER BEYOND THE SERVICE TERM FOR ANY CALENDAR DAY OR PORTION THEREOF OF THE NETWORK ACCESS DISRUPTION. ONLY ONE ADDITIONAL SERVICE DAY CAN BE GRANTED PER CALENDAR DAY OR PORTION THEREOF. The foregoing represents the sole remedy available to Customer for Network access disruptions.

9. CONFIDENTIAL INFORMATION.

         9.1 ACKNOWLEDGMENT OF CONFIDENTIALITY. Each Party hereby acknowledges that it may be exposed to confidential and proprietary information belonging to the other party or relating to its affairs. Such materials shall be expressly designated or marked as confidential. Confidential Information does not include (i) information already known or independently developed by the recipient; (ii) information in the public domain through no wrongful act of the recipient, or (iii) information received by recipient from a third party who was free to disclose it.

         9.2 COVENANT NOT TO DISCLOSE. Each party hereby agrees that it shall not use, commercialize or disclose the other party's Confidential Information to any person or entity, except to its own employees or agents having a "need to know" such information in connection with the performance of this Agreement, and to such other recipients as the other party may approve in a signed, written document. Neither party shall alter or remove from any software, documentation or other Confidential Information of the other party (or any third party) any proprietary, copyright, trademark or trade secret legend. The parties' obligations of confidentiality under this Agreement shall survive termination of this Agreement for any reason.

10. INDEMNIFICATION OF PSIWEB. CUSTOMER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS PSIWEB AND ITS PARENTS, SUBSIDIARIES, DIRECTORS, EMPLOYEES, AGENTS AND SUBCONTRACTORS, AGAINST ANY AND ALL ALLEGATIONS, CLAIMS, EXPENSES (INCLUDING REASONABLE ATTORNEY' S FEES AND DISBURSEMENTS), LIABILITY OR SUITS THREATENED, MADE OR BROUGHT IN RELATION TO OR ARISING FROM (i) CUSTOMER' S DESIGN, CREATION, PROVISION, DISTRIBUTION OR USE OF INFORMATION AND TECHNOLOGIES IN THEIR CONTENT, INCLUDING, BUT NOT LIMITED TO, ANY RELATED COPYRIGHTS, TRADE SECRETS, TRADE NAMES, PATENTS, OR OTHER INTELLECTUAL PROPERTY RIGHTS, OR (ii) CUSTOMER' s OR ITS END USERs' VIOLATION OR ALLEGED VIOLATION OF LAWS PROHIBITING OBSCENITY, DEFAMATION, HARASSMENT, OR ANY OTHER LAWS, RULES, REGULATIONS, INTERNET OR OTHER COMMUNITY POLICIES, PRACTICES, OR STANDARDS, OR INTERNATIONAL TREATIES IN EFFECT IN ANY COUNTRY OR JURISDICTION IN WHICH THE CONTENT CAN BE VIEWED OR RETRIEVED; OR (iii) ANY OTHER ACTS OR OMISSIONS OF CUSTOMER AND/OR ITS END USERS THAT RESULT, DIRECTLY OR INDIRECTLY, IN CLAIMS OR LOSSES ATTRIBUTABLE TO SERVICE OUTAGES INCURRED BY PSINET' S OR PSIWEBS CUSTOMERS, OR DAMAGES TO EQUIPMENT OR DATA BELONGING TO PSINET OR PSIWEB OR TO OTHER CUSTOMERS OF PSINET OR PSIWEB OR DAMAGES TO THE POP OR CO-LOCATE SITE OR TO ANY PERSONS OR PROPERTY PRESENT THEREIN.

11. WARRANTIES EXCLUDED. PSIWEB MAKES NO WARRANTIES IN CONNECTION WITH ITS NETWORK OR THE PROVISION OF ACCESS OR SPACE AS CONTEMPLATED HEREIN, WHETHER WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE. CUSTOMER HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT) THAT IT MAY HAVE AGAINST PSIWEB FOR ANY LOSS, DAMAGE (INCLUDING LOSS OF PROFITS, LOSS OF DATA OR SPECIAL, INCIDENTAL, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY CUSTOMER'S USE OF THE NETWORK, THE SPACE OR THE EQUIPMENT (EVEN IF PSIWEB HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES). CUSTOMER ACKNOWLEDGES THAT PSIWEB DID NOT SELECT, MANUFACTURE OR DISTRIBUTE THE EQUIPMENT OR ITS CONTENT AND THAT CUSTOMER HAS MADE THE SELECTION OF THE EQUIPMENT AND ITS CONTENT BASED SOLELY

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

UPON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON STATEMENTS MADE BY PSIWEB OR ITS AGENTS.

12. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES AGREE THAT PSIWEB ITS PARENTS, SUBSIDIARIES, DIRECTORS, EMPLOYEES, AGENTS AND SUBCONTRACTORS, SHALL IN NO EVENT BE LIABLE TO CUSTOMER OR ANY OTHER PERSON FOR ANY ACTUAL, DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, RELIANCE, PUNITIVE OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, REGARDLESS OF THE FORESEEABILITY THEREOF, ARISING OUT OF THE PROVISION OF ACCESS OR IN ANY WAY ARISING OUT OF THIS AGREEMENT, WHETHER IN AN ACTION ARISING OUT OF BREACH OF CONTRACT, BREACH OF WARRANTY, DELAY, NEGLIGENCE, STRICT TORT LIABILITY, PATENT OR INTELLECTUAL PROPERTY MATTERS OR ANY OTHER LEGAL OR EQUITABLE THEORY. NO ACTION OR PROCEEDING AGAINST PSIWEB MAY BE COMMENCED MORE THAN TWO YEARS AFTER THE EVENT GIVING RISE TO SUCH CLAIM. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

13. GENERAL TERMS.

         13.1 NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given upon personal delivery, confirmation of receipt of fax transmission, or three (3) business days after being sent to the other party by US mail at the addresses listed above or to such other persons and addresses as one party may from time to time notify the other in writing.

         13.2 FORCE MAJEURE. Except for obligations requiring the payment of money, neither party shall be liable for delay in performance hereunder due to causes beyond its reasonable control; provided, that such party shall give notice to the other party of any actual or anticipated delay, shall take steps to minimize any such delay and overcome its effects, and shall promptly resume performance when the cause of such delay is removed.

         13.3 INDEPENDENT CONTRACTORS. This Agreement shall not be construed as constituting either party as a partner or agent of the other party or to create a joint venture or any other form of legal association that would impose liability on one party for the act or failure to act of the other party or as providing either party with the right, power or authority to create any duty or obligation on behalf of the other party.

         13.4 ASSIGNMENT. Neither party may sell, transfer, or assign this Agreement, except to entities completely controlling or controlled by that party, or to entities acquiring all or substantially all of its assets, without the prior written consent of the other which consent shall not be unreasonably withheld or delayed. Any act in derogation of the foregoing shall be null and void; provided, however, that any such assignment shall not relieve the assigning party of its obligations hereunder.

         13.5 WAIVERS. The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

         13.6 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

         13.7 GOVERNING LAW. This Agreement shall be governed by the substantive law of the State of New York without regard to its principles of conflicts of law.

         13.8 ENTIRE AGREEMENT AND CHANGES. This Agreement represents the complete agreement and understanding of the parties with respect to the subject matter herein, and supersedes any other agreement or understanding, written or oral. In the event of any conflict arising between Customer' s purchase order terms and this Agreement, this Agreement shall take precedence. This Agreement may be modified only in writing signed by both parties.

THE PARTIES REPRESENT AND WARRANT THAT THEY HAVE FULL CORPORATE POWER AND AUTHORITY TO EXECUTE AND DELIVER THIS AGREEMENT AND TO PERFORM THEIR OBLIGATIONS HEREUNDER, AND THAT THE PERSON WHOSE SIGNATURE APPEARS BELOW IS DULY AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE PARTY WHOM THEY REPRESENT.

IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS AGREEMENT AS OF THE DATE SET FORTH:

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AUTHORIZED CUSTOMER REPRESENTATIVE/TITLE
(PLEASE TYPE OR PRINT)

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CUSTOMER SIGNATURE                                     DATE

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AUTHORIZED PSIWEB REPRESENTATIVE /TITLE(PLEASE TYPE OR PRINT)

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PSIWEB REPRESENTATIVE SIGNATURE                        DATE

PSIWeb Inc. Co-Locate Service Agreement        April 21, 1999        Page 6 of 6